                                                                   EXHIBIT 10.15

                                   AGREEMENT

     This Agreement ("this Agreement") is made and entered into as of July 30, 1996, by and between Sensus Drug Development Corporation, a Delaware corporation (the "Company"), and Javelin Capital Fund, LP, a Delaware limited partnership ("Javelin"), and is joined in by the undersigned stockholders of the Company (together, the "Company Stockholders," individually, a "Company Stockholder"), as set forth in this Agreement, to evidence their agreement as parties hereto to vote their shares of stock to elect to the board of directors of the Company an individual designated by Javelin, as provided in Section 2 of this Agreement.

     WHEREAS, the Company is offering 685,714 shares (the "Shares") of its Series A Preferred Stock to Javelin as set forth in certain agreements and instruments separate from this Agreement; and

     WHEREAS, the Company, to induce Javelin to purchase the Shares, has offered- Javelin the registration rights and the right to representation on the Company's board of directors as provided in this Agreement, and Javelin desires to accept such offer.

     NOW, THEREFORE, in consideration of the foregoing recitals, Javelin's purchase of the Shares, and other good and valuable consideration, the receipt of which is, hereby acknowledged, and in order to induce Javelin to purchase Shares, the parties hereto agree as follows:

     SECTION 1.  COVENANT TO REGISTER.

     1.1 DEFINITIONS. For the purposes of this Section 1 the following definitions shall apply:

     "Register," "registered," and "registration" refer to a registration under the Securities Act effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement, document or amendment thereto.

     "Registrable Securities" means (i) the Shares, (ii) common stock of the Company issued or issuable upon conversion of the Shares, and (iii) any common stock of the Company or other security issued as (or issued or issuable upon the conversion or exercise of any warrant, right or other security which is issued
as) a dividend or other distribution with respect to, or in exchange for or in replacement of, any of the Shares or any common stock of the Company issued or issuable upon conversion of the Shares. Notwithstanding the foregoing, Registrable Securities shall not include any securities sold to the public either pursuant to a registration statement or Rule 144 or sold in a private transaction in which registration rights under this Section 1 are not transferred or assigned as provided in Section 1.6.

     "Registration Expenses" shall mean all expenses incurred by the Company in complying with tiffs Section 1, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements not to exceed Fifteen Thousand Dollars ($15,000) of a single special counsel for Javelin in connection with each registration statement fried by the Company in accordance with

                                       1.
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the registration rights granted in this Section 1, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Shares" shall mean the shares of the Company's Series A Preferred Stock being purchased by Javelin.

     "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to a sale of Registrable Securities pursuant to a registration statement filed by the Company in accordance with the registration rights granted in this Section 1.

     "SEC" or "Commission" shall mean the Securities and Exchange Commission.

     1.2 REQUEST FOR REGISTRATION. Subject to the conditions of this Section 1.2, Javelin may deliver to the Company a written request that the Company register all or part of the Registrable Securities having an aggregate offering price in excess of five million dollars. Each such request shall specify the number of Registrable Securities to be registered and the intended method or methods of disposition thereof. As soon as practicable, the Company shall file a registration statement under the Securities Act covering the Registrable Securities which the Company has been so requested to register in such written request, and use its best efforts to cause such registration statement to become effective as soon as possible. If such registration statement is declared effective with respect to all Registrable Securities, the registration rights granted pursuant to this Section 1 shall cease. If such registration statement is not declared effective with respect to all Registrable Securities, the registration rights granted pursuant to this Section 1 shall remain in effect until all Registrable Securities have been registered under the Securities Act. If Javelin so elects in a written request delivered to the Company pursuant to this Section 1.2, the offering of Registrable Securities registered pursuant to such written request shall be in the form of an underwritten offering, and in such underwritten offering the investment banker or investment bankers and manager or managers that will administer the offering will be selected by Javelin; provided, that such investment bankers and managers must be reasonably acceptable to the Company. The Company shall not be required to effect a registration pursuant to this Section 1.2:

          (I) after the Company has effected one (1) registration pursuant to this Section 1.2,-and such registration has been declared or ordered effective; or

          (II) prior to the Company's first firm commitment underwritten public offering of its common stock registered under the Securities Act (the "Initial Offering") or during the period starting with the date of filing of, and ending on the date one hundred eight (180) days following the effective date of, the registration statement pertaining to the Initial Offering, provided that the Company is making reasonable and good faith efforts to cause such registration statement to become effective; or

          (III) if the Company shall furnish to Javelin a certificate signed by the Chairman of the Board stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such

                                       2.
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registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than ninety
(90) days after receipt of the request of Javelin to effect a registration pursuant to this Section 1.2; provided that such right to delay a request shall be exercised by the Company no more than twice in any one-year period.

     1.3 EXPENSES OF REGISTRATION. All Registration Expenses incurred in connection with any registration under this Section 1 shall be borne by the Company. All Selling Expenses incurred in connection with any such registration shall be borne by Javelin or other holder of the securities so registered pro rata on the basis of holdings of securities so registered.

     1.4 REGISTRATION PROCEDURES. Whenever required to effect the registration of Registrable Securities pursuant to a written notice delivered pursuant to
Section 1.2, the Company shall:

          1.4.1 Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all reasonable efforts to cause such registration statement to become effective.

          1.4.2 Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

          1.4.3 Furnish to Javelin such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as Javelin may reasonably request in order to facilitate the disposition of Registrable Securities covered by such registration statement.

          1.4.4 Use all reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such states or jurisdictions as shall be reasonably requested by Javelin, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

          1.4.5 In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter or managing underwriters of such offering. Javelin shall also enter into and perform its obligations under such an agreement.

          1.4.6 Notify Javelin, at any time when a prospectus relating to securities covered by such registration statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and promptly amend or supplement the registration statement and prospectus, in compliance with the provisions of the Securities Act, to correct such untrue statement or omission.

                                       3.
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          1.4.7  Furnish, at the request of Javelin, on the date that such
Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such "registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to Javelin, addressed to the underwriters, if any, and to Javelin, and (ii) a letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to Javelin, addressed to the underwriters, if any, and, if permitted by applicable accounting standards, to Javelin.

     1.5 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under this Section 1:

          1.5.1 To the extent permitted by law, the Company will indemnify and hold harmless Javelin, the partners, officers and directors of Javelin, any underwriter (as defined in the Securities Act) for Javelin and each person, if any, who controls Javelin or such underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a "Violation") by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will reimburse Javelin and each such partner, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this Section 1.5.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by Javelin or any such partner, officer, director, underwriter or controlling person.

          1.5.2 To the extent permitted by law, Javelin will indemnify and hold harmless the Company, each of its directors, each of its officers, each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, any underwriter of securities covered by such registration statement and each person who controls such underwriter

                                       4.
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within the meaning of the Securities Act or the Exchange Act, and any other selling securityholder under such registration statement or any of such selling securityholder's partners, directors or officers or any person who controls such selling securityholder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter, securityholder or securityholder's partners, directors, officers or other control persons may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by Javelin under an instrument duly executed by Javelin and stated to be specifically for use in connection with such registration; and Javelin will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter, securityholder or securityholder's partners, directors, officers or other control persons in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; provided, however, that the indemnity agreement contained in this Section 1.5.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of Javelin, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this Section.1.5.2 exceed the gross proceeds from the offering received by Javelin.

          1.5.3  Promptly after receipt by an indemnified party under this
Section 1.5 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.5, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.5, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.5.

          1.5.4 If the indemnification provided for in this Section 1.5 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation or Violations that resulted in such loss, claim, damage or liability, as well as any other relevant

                                       5.

equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          1.5.5 The foregoing indemnity agreements of the Company and Javelin are subject to the condition that, insofar as they relate to any Violation made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement in question becomes effective or the amended prospectus filed with the SEC pursuant to SEC Rule 424(`0) (the "Final Prospectus"), such indemnity agreements shall not inure to the benefit of any person if a copy of the Final Prospectus was furnished to the indemnified party and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

          1.5.6  The obligations of the Company and Javelin under this Section
1.5 shall survive the completion of any offering of Registrable Securities in a registration statement, and otherwise. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

     1.6 ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned by Javelin to a transferee or assignee of Registrable Securities; provided, however, that no such transferee or assignee shall be entitled to registration under this Section 1 unless it acquires at least 57,143 shares of Registrable Securities (as adjusted for stock splits and combinations) and the Company shall, within twenty (20) days of such transfer, be furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned. Notwithstanding the foregoing, such registration rights may be assigned to any subsidiary, parent, general partner or limited partner of Javelin without regard to the number of Registrable Securities so assigned or transferred. Any holder -of Registrable Securities to whom registration rights have been assigned pursuant to this Section 1.6 shall have with respect to such Registrable Securities the same rights (subject to the same obligations) as Javelin under this Section 1.

     1.7 OTHER REGISTRATION RIGHTS. The registration rights granted to Javelin in this Section 1 are in addition to the registration rights granted to Javelin in that certain Investor Rights Agreement, dated as of July 30, 1996 among the Company and certain purchasers named therein (which purchasers include Javelin).

     1.8 AMENDMENT AND WAIVER. Any provision of this Section 1 may be amended and the observance thereof waived (either generally or in a particular instance) by an instrument in writing signed by Javelin and the Company.

                                       6.

     1.9 TERMINATION OF REGISTRATION RIGHTS. All registration rights granted under this Section 1 shall terminate and be of no further force and effect six
(6) years after the closing of the Initial Offering.

     SECTION 2.  BOARD REPRESENTATION.

     2.1 JAVELIN DESIGNEE. So long as Javelin shall hold at least 50 % of the Shares (including, in calculating such 50%, any common stock or other securities of the Company into which any of the Shares may be converted), one member of the board of directors of the Company (the "Board") shall be an individual designated by Javelin as provided in this Section 2. For the purposes of this
Section 2, "Javelin Designee" shall mean the individual so designated by Javelin, which designation shall be made by Javelin as follows: (i) Javelin, at the time of the execution and delivery of this Agreement, has notified the Company in writing of the name of the Javelin Designee to be elected to the Board pursuant to Section 2.2, (ii) sixty (60) days prior to each annual meeting or other meeting of stockholders of the Company at which directors are to be elected ("Annual Meeting"), Javelin shall notify the Company in writing of the name of the Javelin Designee to be elected to the Board at such Annual Meeting, and (iii) if a vacancy on the Board shall occur as a result of the death, resignation or removal of a director elected to the Board by reason of having been a Javelin Designee, Javelin shall, within ten (10) days after receiving written notice from the Company of such vacancy, notify the Company in writing of the name of the Javelin Designee to be elected to the Board to fill such vacancy.

     2.2  ELECTION OF INITIAL JAVELIN DESIGNEE.

          2.2.1 To the extent permitted by the Company's certificate of incorporation and bylaws and applicable law, upon execution and delivery of this Agreement the Board shall increase the number of directors constituting the Board by one (1) and shall elect the Javelin Designee to the Board of Directors to fill the vacancy created by such increase.

          2.2.2 If election of the Javelin Designee to the Board by Board action without action by the stockholders of the Company, as provided in Section 2.2.1, is not-permitted under the Company's certificate of incorporation and bylaws and applicable law, then the Company, promptly after the execution and delivery of this Agreement, shall call a special meeting of the stockholders of the Company for the purpose of electing the Javelin Designee to the Board.

     2.3 FUTURE ELECTIONS OF JAVELIN DESIGNEE. If, in connection with any Annual Meeting, the Company, its management or the Board nominates, recommends, or solicits proxies to be voted for, the election to the Board of a particular group of individuals ("Management Nominees"), the Management Nominees shall include the Javelin Designee. The Company, its management and the Board shall each use all reasonable efforts to cause the Javelin Designee to be elected to the Board at each Annual Meeting, whether or not there are Management Nominees.

     2.4 VACANCY. If a vacancy on the Board shall occur as a result of the death, resignation or removal of a director elected to the Board by reason of having been a Javelin Designee and such vacancy is to be filled by the vote of the remaining members of the Board, such remaining members of the Board shall vote for the election of the Javelin Designee to fill

                                       7.

such vacancy to the extent permitted under the Company's certificate of incorporation and bylaws and applicable law.

     2.5 VOTING AGREEMENT OF COMPANY STOCKHOLDERS. Each Company Stockholder agrees that (i) in each election of directors of the Company such Company Stockholder will vote all shares of common stock of the Company and all other securities entitled to vote for election of directors held by such Company Stockholder (either by voting such shares and other securities in person or by proxy at an Annual Meeting or, if applicable, signing a written consent) to elect to the Board the Javelin Designee, (ii) such Company Stockholder will not vote any such shares or other securities for the removal from the Board of a director elected to the Board by reason of having been a Javelin Designee, without the prior written consent of Javelin, (iii) if a vacancy on the Board shall occur as a result of the death, resignation or removal of a director elected to the Board by reason of having been a Javelin Designee and such vacancy is to be filled by the stockholders of the Company, each such Company Stockholder shall vote all such shares and other securities for the election of the Javelin Designee to fill such vacancy, and (iv) in connection with any transfer or assignment by such Company Stockholder of shares of common stock of the Company or any other securities entitled to vote for election of directors, such Company Stockholder shall obtain an agreement by the transferee or assignee to assume and be bound by this Agreement with respect to the shares or other securities so transferred or assigned.

     2.6 FUTURE ISSUANCES OF SECURITIES. The Company, in connection with any future issuance of common stock or any other securities of the Company entitled to vote for election of directors, will use all reasonable efforts to assure that the holders of a majority (or such other percentage as shall be required to elect the Javelin Designee to the Board) of the common stock and other securities of the Company entitled to vote for election of directors outstanding after such issuance will continue to be bound to elect the Javelin Designee to the -Board as provided in this Section 2.

     2.7 INSURANCE AND INDEMNIFICATION. The Company represents and warrants to, and agrees with Javelin, that (i) each Javelin Designee elected to the Board will have the same indemnification protection (whether such indemnification is contained in the Company's certificate of incorporation or bylaws, or in a resolution of the Board or stockholders, or in a contract or otherwise) as other directors of the Company and the Company will take no action to reduce such indemnification below that which is provided to other directors of the Company without the prior written consent of Javelin, and (ii) until the rights of Javelin under this Section 2 terminate pursuant to Section 2.11, the Company will keep Javelin advised of any directors' liability insurance coverage the Company has in effect and will furnish to Javelin, upon Javelin's request, a true and correct copy of the insurance policy under which any such coverage is provided, each Javelin Designee elected to the Board will be covered by any such insurance to the same extent as other directors of the Company, and any such coverage will not be reduced in amount or scope below that which is provided to other directors of the Company without the prior written consent of Javelin.

     2.8 JAVELIN'S RIGHT NOT TO DESIGNATE A DIRECTOR. Javelin may at its option elect not to name a Javelin Designee with respect to any election of directors of the Company, and the exercise of such right shall not constitute a waiver or termination of Javelin's right to name a Javelin Designee with respect to any subsequent election of directors of the Company.

                                       8.

     2.9 STOCK OWNERSHIP OF COMPANY STOCKHOLDERS. The Company represents and warrants to Javelin that to the best of the Company's knowledge each Company Stockholder owns the number of shares of common stock of the Company (representing the percentage of such shares outstanding on the date hereof) as shown on the signature pages of this Agreement.

     2.10  AMENDMENT AND WAIVER.  Any provision of this Section 2, except
Section 2.5, may be amended and the observance thereof waived (either generally or in a particular instance) by an instrument in writing signed by Javelin and the Company. No provision of Section 2.5 may be amended or waived other than by a written instrument signed by the party against whom enforcement of such any such amendment or waiver is sought.

     2.11 TERMINATION. The rights afforded to Javelin, and the obligations imposed upon the Company, its directors, officers and stockholders, in this
Section 2 shall immediately terminate: (i) at such time as Javelin owns less than 50% of the Shares (including, in calculating such 50 %, any common stock or other securities of the Company into which any of the Shares may be converted);
(ii) upon the Initial Offering; and (iii) upon any consolidation or merger of the Company with or into (or any other corporate reorganization involving the Company and) any other corporation or other entity or person (" Purchaser") which has one or more classes of equity securities (" listed or quoted securities") - registered on a national securities exchange or designated as qualified for trading on the National Association of Securities Dealers Automated Quotations System (or any successor quotation system) ("NASDAQ") and a market capitalization of at least $40 million and in which the stockholders of the Company immediately prior to such consolidation, merger or reorganization, own, immediately after such consolidation, merger or reorganization less than 50% of the voting power of the corporation or other entity or person resulting from such consolidation, merger or reorganization. For the purpose of clause
(iii) of the preceding sentence, "market capitalization" means the aggregate market value of all outstanding listed or quoted securities of the Purchaser at the average daily closing price on the national securities exchange on which they are listed, or on NASDAQ, as the case may be, during the four calendar weeks preceding the date of consummation of such consolidation, merger or reorganization.

     SECTION 3.  MISCELLANEOUS.

     3.1 GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California without regard to principles of conflict of laws of such state.

     3.2 SURVIVAL. The representations, warranties and agreements of the parties in this Agreement shall survive the closing of the purchase of the Shares by Javelin and the delivery of the Shares to Javelin.

     3.3 REMEDIES. The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this

                                       9.

being in addition to any other remedy to which any of the parties may be entitled by law or equity.

     3.4 ATTORNEYS FEES. In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including, without limitation, reasonable fees and expenses of attorneys and accountants, and all fees, costs and expenses of appeals.

     3.5 SUCCESSORS AND ASSIGNS. Except as expressly otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto.

     3.6 NOTICES. All notices or other communications required or permitted-hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) day after deposit with a nationally recognized overnight courier service, specifying `next day delivery, with written verification of receipt. All such notices or other communications shall be sent to the party to whom addressed at the address as set forth on the signature pages hereof or at such other address as such party may designate by ten (10) days advance written notice to the other parties hereto.

     3.7 SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid, or unenforceable, then (i) that provision will be fully severable and this Agreement will be construed and enforced as if the illegal, invalid, or unenforceable provision had never been part of this Agreement; (ii) the remaining provisions of this Agreement will remain in full force and will not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement; and (iii) in the place of the illegal, invalid, or unenforceable provision, there will be added automatically to this Agreement a legal, valid, and enforceable provision that is as similar to the illegal, invalid, or unenforceable provision as possible.

     3.8 AMENDMENT; WAIVER. Except as expressly otherwise provided in this Agreement (including without limitation Sections 1.8 and 2.10), no provisions of this Agreement may be amended or waived other than by a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought. No waiver by any party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to- he a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

     3.9 ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties hereto with respect to the matters covered hereby. The Company and Javelin acknowledge that they are parties to other agreements relating to the Shares and agree that in the

                                       10.

event of any conflict between any provisions of this Agreement and any provision of any such other agreement, the provisions of this Agreement shall control.

     3.10 HEADINGS. The headings in this Agreement are for convenience of reference only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

     3.11 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto (including each of the Company Stockholders) in separate counterparts, each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same instrument. In the event any signature is delivered by facsimile transmission, the party using such means of delivery shall cause an - additional executed signature page to be physically delivered to the other parties within five days of the execution and delivery hereof. Proving the execution and contents of this Agreement against a party may be done by producing any counterpart of this Agreement signed by that party.

                                       11.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.



                                           SENSUS DRUG DEVELOPMENT CORPORATION
                                           98 San Jacinto Blvd., Suite 430
                                           Austin, Texas  78701



                                           By:______________________________
                                              JOHN A. SCARLETT, M.D.
                                              Chief Executive Officer

                                           JAVELIN CAPITAL FUND, LP:
                                           1075 13th Street South
                                           Birmingham, Alabama  35205
                                           Attention: Lyle A. Hohnke


                                           By:______________________________
                                              LYLE A. HOHNKE
                                              General Partner


COMPANY STOCKHOLDERS:


                                           Number of Shares of Stock Owned
Signature, Name & Address                  (& Percentage of Outstanding)
-------------------------                  -----------------------------




______________________________             2,368,800 shares of Common Stock
Richard J. Hawkins                         (36.5% of common Stock)
324 Eanes School Road
Austin, TX  78746

                                       12.

                                      Number of Shares of Stock Owned
Signature, Name & Address             (& Percentage of Outstanding)
-------------------------             -----------------------------



_____________________________         2,368,800 shares of Common Stock
Nona F. Niland                        (36.5% of Common Stock)
324 Eanes School Road
Austin, TX  78746



_____________________________         1,184,400 shares of Common Stock
John A. Scarlett                      (18.27% of Common Stock)
6801 St. Andrew's Way
Austin, TX  78746


_____________________________         471,429 shares of Series A Preferred Stock
Richard J. Hawkins and                (13.7% of Preferred Stock)
Nona F. Niland, Joint Tenants
324 Eanes School Road
Austin, TX  78746

                                       13.

                            AMENDMENT TO AGREEMENT

     THIS AMENDMENT (the "Amendment") is made this 19th day of March 1997, to that certain AGREEMENT dated July 30, 1996 (the "Agreement"), by and between SENSUS DRUG DEVELOPMENT CORPORATION, a Delaware Corporation (the "Company"), and JAVELIN CAPITAL FUND, LP, A Delaware limited partnership ("Javelin") that was joined by certain stockholders of the Company (the "Company Stockholders") as set forth in the Agreement.

     WHEREAS, the Company, Javelin and the Company Stockholders entered into the Agreement to provide Javelin with certain registration rights and the right to representation on the Company's Board of Directors in certain circumstances; and

     WHEREAS, the Company and Javelin desire to amend and restate Javelin's registration rights in that certain Amended and Restated Investor Rights Agreement, of even date herewith, by and among the Company and certain stockholders of the Company (the "Amended and Restated Investor Rights Agreement") which will supercede the registration rights provisions set forth in the Agreement;

     NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Capitalized terms used herein and not otherwise defined shall have the meanings given them in the Agreement.

     2. Section 1 of the Agreement is hereby voided and superceded in its entirety by the Amended and Restated Investor Rights Agreement of even date herewith. Sections 2 and 3 of the Agreement shall remain in full force and effect.

     3. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of California without regard to principles of conflict of laws of such state. This Amendment contains the entire understanding of the parties hereto with respect to the matters covered hereby. The Company and Javelin acknowledge that they are parties to other agreements relating to the Shares and agree that in the event of any conflict between any provisions of this Amendment and any provision of any such other agreement, the provisions of this Amendment shall control.

                                      1.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first above written.

SENSUS DRUG DEVELOPMENT CORPORATION               JAVELIN CAPITAL FUND, LP
San Jacinto Center                                1075 13 Street South
98 San Jacinto Blvd., Suite 430                   Birmingham, Alabama 35205
Austin, Texas 78701


By:______________________________                 By:__________________________
   John A. Scarlett, M.D.,                           Lyle A. Hohnke,
   President and Chief                               General Partner
   Executive officer

                                      2.